                                                                    EXHIBIT 28.0



Microfilm Number 9926-758                Filed with the Department of State on April 2, 1999
                 --------                                                      -------------
Entity Number 2090356                    /s/   Kim Pizzingrilli
              -------                    ------------------------------------
                                         Acting Secretary of the Commonwealth


               ARTICLES OF AMENDMENT-DOMESTIC BUSINESS CORPORATION
                             DSC8: 15-1915 (Rev 90)

         In compliance with the requirements of 15 Pa.C.S. ss. 1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

1.       The name of the corporation is: Scan-Graphics, Inc.

2. The (a) address of this corporation's current registered office in this Commonwealth or (b) name or its commercial re-registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

         (a) 649 North Lewis Rd., Ste 220, Limerick, PA 19468      Montgomery
             -----------------------------------------------------------------
         (b) c/o:
                   -----------------------------------------------------------
                    Name of Commercial Registered Office Provider


For a corporation represented by a commercial registered office provider, the county in(b) shall be deemed the county in which the corporation is located for venue and official publication publication purposes.

3. The statute by or under which it was incorporated is: Pennsylvania Business Corporation Law.

4. The date of its incorporation is May 14, 1992.

5. (Check, and if appropriate complete, one of the following):

   |X| The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

   | |   The amendment shall be effective on:                 at
                                               ------------      -------------

                                                    Date               Hour

6. (Check one of the following):

    | | The amendment was adopted by the shareholders (or members) pursuant to 15 Pa.C.S. ss. 1914(a) and (b).

    |X| The amendment was adopted by the board of directors pursuant to 15 Pa.C.S. ss. 1914(c).

7. (Check, and if appropriate complete, one of the following):

    |X| The amendment adopted by the corporation, set forth in full, is as follows:

         Article I is deleted in its entirety and the following is substituted in lieu thereof: "The name of the corporation is" SEDONA CORPORATION"

    | | The amendment adopted by the corporation is set forth in full in Exhibit A attached hereto and made a part hereof.

                                PA DEPT. OF STATE
                                   APR 02 1999

8. (Check if the amendment restates the Articles):

     | | The restated Articles of Incorporation supersede the original Articles and all amendments thereto.

         IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by the duly authorized officer this 1st day of April, 1999.

                                              Scan-Graphics, Inc.
                                              (Name of Corporation)

                                              By:
                                                 ----------------------------
                                                   (Signature)

                                              Title: President